EXHIBIT 10.1

                     SHARE SUBSCRIPTION AND OPTION AGREEMENT

This Share Subscription and Option Agreement (the "AGREEMENT") is entered into on this 14th day of September 2006, by and between RNG Gaming Limited (the "CORPORATION") a company incorporated in the Isle of Man with its registered office at 9 Myrtle Street, Douglas, Isle of Man and company number 117182C and Golden Palace Ltd., a limited company registered pursuant to the laws of Antigua and Barbuda ("GP") and Gaming Ventures plc ("GV"), a company incorporated in the Isle of Man with its registered office at 9 Myrtle Street, Douglas, Isle of Man and company number 117177C

                              W I T N E S S E T H :

WHEREAS GV is currently the sole shareholder of the Corporation, being the owner of One Million (1,000,000) Ordinary Shares;

AND WHEREAS, the GP wishes to subscribe for an amount of the Corporation's Ordinary Shares such that GP will have a shareholding equal to twenty percent (20%) of the Corporation's then issued share capital (the "SHARES"), for the aggregate sum of Six Hundred Thousand United States Dollars ($600,000) (the "PURCHASE PRICE") to be paid by GP to the Corporation.


1.   PURCHASE AND SALE; COMPLETION

     (a) Upon the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties made herein by each of the parties to the other, GP hereby subscribes for the Shares as set out below and tenders herewith the total subscription price as follows:

          --------------------------- ----------------------- ------------------

            NUMBER AND TYPE OF SHARES      PRICE PER SHARE     AGGREGATE PRICE

          --------------------------- ----------------------- ------------------
          Two Hundred Fifty  Thousand
          (250,000)  Ordinary Shares            $2.40            $600,000.00
          --------------------------- ----------------------- ------------------

     (b) Simultaneously with the signing of this Agreement, the Corporation shall deliver to GP true and correct copies of the resolutions of the Corporation's Board of Directors approving the transactions contemplated herein, including Share subscription by GP in consideration for the receipt of the Purchase Price. Upon the completion of the foregoing conditions, GP shall deliver the Purchase Price to the Corporation, by wire transfer, to an account designated by the Corporation.

     (c) The parties agree that the Purchase Price shall be retained by the Corporation and used solely to satisfy the operational expenses of the Corporation on a go-forward basis and, in particular, for software development as mutually agreed to by GP and GV, and that the Purchase Price shall not be used to satisfy any debts or obligations of the Corporation which existed prior to the date of this Agreement.


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2.   OPTION

     (a) GP shall, from time to time throughout the Option Period (as defined below), have the option, in its sole discretion, to purchase additional percentage interests in the voting shares of the Corporation (the "OPTION"). "OPTION PERIOD" means the period of time commencing on the date of this Agreement and terminating upon the earlier of: (1) the date which is fifteen (15) months from the date of this Agreement; (2) the Corporation becoming a public company; or (3) completion of a private placement of not less than Four Million United States Dollars ($4,000,000) by third parties, at a price equal to a valuation of Eighteen Million United States Dollars ($18,000,000.00). For clarity, the exercise of the Option shall mean the purchase of issued and outstanding Ordinary Shares directly from GV. The Option may be exercised by GP on one or more occasion and in amounts to be determined by GP in its sole discretion, provided that GP's total ownership of the Ordinary Shares in the Corporation shall not exceed fifty percent (50%), and not more than GV's holding. The Option purchase price to be paid by GP for each additional percentage interest in the Corporation shall be One Hundred Eighty Thousand United States Dollars ($180,000.00).

     (b) The Option shall be exercised, from time to time throughout the Option Period, in accordance with the following terms and conditions:

          (i) GP shall give written notice to the Corporation and to GV of its desire to exercise the Option (the "OPTION NOTICE"), along with payment to GV (by cheque or wire transfer) of 50% of the option price (the "OPTION DEPOSIT").

          (ii) The Option Notice delivered by GP shall specify the number and class of shares of the Corporation to be purchased by GP from GV (the "OPTION SHARES").

          (iii) Within 3 business days of receipt of the Option Notice and Option Deposit, GV shall deliver to GP:

               a. share certificates representing the Option Shares, duly endorsed for transfer to GP, and

               b. a statutory declaration of an officer of GV confirming that the Option Shares are owned by GV as the registered and beneficial owner thereof with good and marketable title thereto, free and clear of all mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing, and that GV's sale of the Option Shares to GP has been duly authorized by all necessary corporate action on the part of GV.


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          (iv) Upon receipt of the foregoing share certificates and statutory declaration, GP shall deliver the remaining 50% of the purchase price for the Option Shares to GV.

3.   CONDITIONS

     This Agreement is conditional upon the parties entering into a unanimous shareholders' agreement with respect to the Corporation, in a form mutually satisfactory to the parties; and

4.   CORPORATION'S REPRESENTATIONS AND WARRANTIES

     The Corporation hereby represents and warrants that:

     (a) VALID INCORPORATION. The Corporation is a corporation incorporated and validly subsisting under the laws of the Isle of Man.

     (b) AUTHORITY. The Corporation has the power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Corporation.

     (c) BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

     (d) LEGALITY. The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents of the Corporation or any applicable order of any court, arbitrator or government authority having jurisdiction over the Corporation or of any indenture or other agreement, written or oral, to which the Corporation is a party or by which it is or may become bound or, to the best of the knowledge and belief of the Corporation after due inquiry, of any law or regulation.

     (e) ISSUANCE OF SHARES. Upon the payment of the Purchase Price, the Shares will be duly authorized, issued and delivered by the Corporation as fully-paid and non-assessable securities of the Corporation.


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     (f)  SHARE ATTRIBUTES. Upon issuance, the Shares will have attached thereto the rights, privileges, restrictions and conditions as set forth in the Corporation's Memorandum of Association dated July 11, 2006, as may be modified by the unanimous shareholders' agreement to be entered into by the parties.

     (g) OWNERSHIP OF SOFTWARE AND INTELLECTUAL PROPERTY. The Corporation proprietary multi-player blackjack software, more particularly described in SCHEDULE A hereto the "SOFTWARE") and all intellectual property as described in SCHEDULE B (the "INTELLECTUAL PROPERTY") is and shall remain throughout the Option Period the sole and exclusive property of the Corporation. No person or corporation has made or threatened to make any claims that the Software, the Intellectual Property or the operation of the business of the Corporation is in violation of or infringes any proprietary, intellectual property or trade rights of any third party. To the best knowledge of the Corporation, no third party is in violation of or is infringing upon any intellectual property rights of the Corporation.

     (h) NO BREACH OR DEFAULT. The Corporation is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. The Corporation has no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

     (i) LITIGATION. There are no actions, suits or proceedings with respect to the Corporation involving claims by or against the Corporation which are pending or threatened against the Corporation, at law or in equity, or before or by any governmental body. No basis for any action, suit or proceeding exists to the best of Corporation's knowledge, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Corporation has been named or to which the Corporation is a party, which apply, in whole or in part, to the business of the Corporation, or to any of the assets or properties of the Corporation or the Corporation's shares or which would result in any material adverse change in the business or prospects of the Corporation.

     (j) POWERS OF ATTORNEY. There are no persons holding powers of attorney from the Corporation.


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     (k)  INTERESTED PARTY TRANSACTIONS. No officer, director or shareholder of the Corporation, or any affiliate or immediate family member of any such person or entity or the Corporation, has or has ever had, either directly or indirectly, (a) an interest in any person or entity which
          (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Corporation, or
          (ii) purchases from or sells or furnishes to the Corporation any goods or services, or (b) a beneficial interest in any contract or agreement to which the Corporation is a party or by which it may be bound or affected. There are no such existing arrangements or proposed transactions between the Corporation and any officer, director, or shareholder of the Corporation, or any affiliate, associate or immediate family member of any such person. No employee, shareholder, officer, or director of the Corporation (or immediate family member of any such person) is indebted to the Corporation, nor is the Corporation indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reasonable wages due in the ordinary course of business.

     (l) NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Corporation in this section 4 or in any other section of this Agreement, or in any certificate or other document furnished or to be furnished by the Corporation pursuant hereto:

          (i)  contains or will contain any untrue statement of a material fact;
               or

          (ii) omits or will omit to state a material fact necessary to make the statements contained therein not misleading; or

          (iii) will omit to state a material fact necessary in order to provide GP with accurate information as to the Corporation's business.

5.   GP'S REPRESENTATIONS AND WARRANTIES

     (a) CORPORATE EXISTENCE. GP is a duly registered company established pursuant to the laws of Antigua.

     (b) CORPORATE AUTHORITY. GP has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. All corporate actions on the part of GP necessary for the authorisation, execution, delivery, and performance of all of GP's obligations under this Agreement have been taken. This Agreement, when executed and delivered by or on behalf of GP, shall constitute the valid and legally binding obligations of GP, legally enforceable against GP in accordance with its respective terms. No consent, approval, order, licence, permit, action by, or authorisation of or designation, declaration, or filing with any governmental authority on the part of GP is required that has not been, or will not have been, obtained by GP in connection with the valid execution, delivery and performance of this Agreement.

     (c) EXPERIENCE OF GP. GP, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. GP is able to bear the economic risk of an investment in the shares and, at the present time, is able to afford a complete loss of such investment.


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6.   NOTICES

     (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other party hereto shall be in writing and shall be given either: (i) by facsimile, in which case notice shall be deemed to have been given at the date and time displayed on the sender's transmission confirmation receipt showing the successful receipt thereof by the recipient; or (ii) by hand delivery or Federal Express (or equivalent), in which case notice shall be deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee.

     (b)  Notice shall be sent:

          If to GP, to:                    If to the Corporation, to:
          11 Old Parham Road, St.          9 Myrtle Street, Douglas, Isle of Man
          John's, Antigua

          With a copy to:
          Trina K. Fraser                  Facsimile Number: ___________
          BrazeauSeller.LLP
          750-55 Metcalfe Street
          Ottawa, ON  K1P 6L5
          Facsimile Number: (613) 237-4001

          If to GV, to:
          _____________________
          _____________________
          Facsimile Number: ___________

          or to such other address as a party may have specified in writing, using the procedures specified above.

7.   ENTIRE AGREEMENT AND BINDING EFFECT

     This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as expressly provided herein. The parties have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those specifically set forth or referred to herein.


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8.   APPLICABLE LAW; RESOLUTION OF DISPUTES

     This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Isle of Man, notwithstanding any conflict-of-laws doctrines. All disputes arising hereunder shall be brought in the courts of competent jurisdiction in the Isle of Man, and each of the parties consents irrevocably to the jurisdiction and venue of such courts.

9.   COUNTERPARTS

     This Agreement may be executed in one or more counterparts and by facsimile.

10.  RELATIONSHIP OF PARTIES

     Nothing in this Agreement constitutes any party to be an agent or partner of the other party in any respect, and neither party will have any authority whatsoever with respect to the property or business of the other party except as expressly permitted.

WHEREFORE, The parties hereto have caused this Agreement to be executed and delivered on the date first above written.

Executed as a deed by                Executed as a deed by GOLDEN PALACE LTD.
RNG GAMING LIMITED acting through    acting through two authorized officers:
two authorised officers:


/s/ Uri Levy                         /s/ Richarg G. Rowe
------------                         -------------------

Director _____________________       Director _____________________

Director/Secretary _____________     Director/Secretary ___________________

Executed as a deed by
GAMING VENTURES PLC acting through two
authorised officers:

/s/ Uri Levy
------------

Director _____________________

Director/Secretary _____________


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                                   SCHEDULE A

                             DESCRIPTION OF SOFTWARE

The "Software" consists of the following software applications:

Multi player Blackjack Tournament software is a game in which players sit at a blackjack table, play against the dealer, but compete against each other. The concept is simple: all players `buy in' into the table with an equal amount of "counter-chips", and they compete for a pre-determined number of rounds ("hands"). At the end of the last round, the player with the most chips is declared the winner in the table and receives the relevant prize. The new concept brings 24/7 availability to competitive blackjack players.

Each player is required to download a client software to his PC, and this client application allows him to communicate with our main server and to play against each other.

The software offers single and multi table online events where two to five players are sitting in one multi player table to see who is the best player. Once a predefined set number of players arrive, the game begins.

There are several game options that can be chosen by the players:

     o    Quick tournaments: "Shootouts" and "Heads up"

     o    Sit & Go tournaments: Single table (2-5 players) and multi table

     o    Tournaments: Regular and special

Multi table tournaments consist of a number of 5 players tables, allowing bigger prizes and a more exciting tournament.

Back Office Management System (the "BACKOFFICE")

The Backoffice tool provides the Network Manager with game room management capabilities. The Backoffice provides Tournaments creation and management module which allows the game room management team the ability to manage the different games which will be presented in the application main lobby, game related customer service module, Game related marketing tools, Game related risk reports and players activity reports.

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The Backoffice provides the administrator the ability to monitor its users'
activity and to specify different permissions to different users in order to insure proper conduct by the different users.

The software applications described above include:

     1. the related source code, which consists of the human readable embodiment of software computer code, which must be translated by a process generally known as "compilation" into object code before such software can be executed by a computer;

     2. the related object code, which consists of the computer executable embodiment of software computer code, which is derived from the source code by a process generally known as "compilation" or any other process that translates the source code or some intermediate code derived from the source code into a form that can be executed by a computer;

     3. all documentation, algorithms, concepts, data, designs, flowcharts, ideas, programming techniques, specifications and copy-rights related to the Software;

     4. all updates, upgrades, enhancements, additions or other modifications of the above created during the Option Period; and

     5.   all copyrights related to the above.

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                                   SCHEDULE B

                      DESCRIPTION OF INTELLECTUAL PROPERTY

The "Intellectual Property" includes:

     1. All provisional patents, patents, inventions and applications thereof used in or relating to the Software or the creation of the Software, and patents which may be issued out of current applications, (including divisions, reissues, renewals, re-examinations, continuations, continuations in part and extensions) applied for or registered in any jurisdiction, including (without limitation) the following:

               a.   ZFP-001PC (Serial No. PCT/US05/32790) filed 9/13/05,

               b. Which claims priority to ZFP-001 (US Serial No. 11/166,462) filed 6/24/05,

               c. Which claims priority to ZFP-001PR (US Provisional Serial No. 60/609,613) filed 9/14/04.

     2. All trade-marks, trade names, service marks, and industrial designs used in or related to the Software or the creation of the Software, whether registered or not.

     3. All trade secrets, technical information, concepts, methods, processes, designs, drawings, know-how, schematics, diagrams, design information, functional and technical specifications, inventions, discoveries, ideas, algorithms, techniques, and other tangible and intangible proprietary information, intellectual property, rights and interests used in or related to the Software or the creation of the Software.